EXHIBIT 21

                       HEICO CORPORATION AND SUBSIDIARIES
                             SUBSIDIARIES OF COMPANY


NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
HEICO Aerospace Holdings Corp.                               Florida
  HEICO Aerospace Corporation                                Florida
    Jet Avion Corporation                                    Florida
    LPI Industries Corporation                               Florida
    Aircraft Technology, Inc.                                Florida
    ATI Heat Treat Corporation (Inactive)                    Florida
    Jet Avion Heat Treat Corporation (Inactive)              Florida
  N.A.C. Acquisition Corporation                             Florida
    Northwings Accessories Corporation                       Florida
  HNW Building Corp.                                         Florida
  McClain International, Inc.                                Georgia
  MC Property Corp.                                          Florida
  Associated Composite, Inc.                                 Florida
  Rogers-Dierks, Inc.                                        Florida
  Turbine Kinetics, Inc.                                     Florida
  Air Radio & Instruments Corp.                              Florida
  Thermal Structures, Inc.                                   California
  Quality Honeycomb, Inc.                                    California
HEICO Aviation Products Corp.                                Florida
  Radiant Power Corp.                                        Florida
  Leader Tech, Inc.                                          Florida
  Santa Barbara Infrared, Inc.                               California
  Trilectron Industries, Inc.                                New York
HEICO International Corporation                              U.S. Virgin Islands
HEICO East Corporation                                       Florida
HEICO-NEWCO, Inc. (Inactive)                                 Florida
HEICO Engineering Corp. (Inactive)                           Florida
HEICO--Jet Corp. (Inactive)                                  Florida
HEICO Bearings Corp. (Inactive)                              Florida

         Subsidiaries of the Company, all of which are directly or indirectly wholly-owned (except for HEICO Aerospace Holdings Corp. and its subsidiaries, which are 80%-owned), are included in the Company's consolidated financial statements.